Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Fairfax Financial Holdings Limited (the “Company”) of our report dated March 5, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 40-F for the year ended December 31, 2009.
/s/  PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
November 30, 2010